EXHIBIT 32
                                   ----------


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Dynatronics Corporation, on Form 10-QSB for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvyn H. Cullimore, President, Chief Executive Officer and Chief Financial Officer, and Terry M. Atkinson, Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                             /s/ Kelvyn H. Cullimore, Jr.
                                             ----------------------------
                                             Kelvyn H. Cullimore, Jr.
                                             President, Chief Executive Officer
                                             and Chief Financial Officer
                                             Dynatronics Corporation


                                             /s/ Terry M. Atkinson, CPA
                                             --------------------------
                                             Terry M. Atkinson, CPA
                                             Controller



Dated: February 16, 2004